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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56044), pertaining to Able Energy, Inc.'s 1999 Stock Option Plan and 2000 Stock Bonus Plan, of our report dated September 14, 2005 with respect to the consolidated financial statements and schedules of Able Energy, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2005, filed with the Securities and Exchange Commission.



                                                 /s/ Simontacchi & Company, LLP
Rockaway, New Jersey
May 17, 2006